EXHIBIT 10.2

GOFISH CORPORATION

WARRANT TO PURCHASE COMMON STOCK
Warrant No. _______	Dated: December __, 2008

GoFish Corporation, a Nevada corporation (the “Company”), hereby certifies that, for value received, ____________________ or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of _____________ shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.20 per share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time, in whole or in part, on or after the date hereof through and including December 2, 2013 (the “Expiration Date”), and subject to the following terms and conditions.

1.  Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.  Registration of Transfers. Subject to compliance with applicable federal and state securities laws, any portion of this Warrant may be transferred, and the Company shall register such transfer in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

3.  Exercise and Duration of Warrant.

(a)  This Warrant shall be exercisable by the registered Holder at any time and from time to time, in whole or in part, on or after December 3, 2008, to and including the Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)  A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”

(c)  This Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date of such election;

(B) =	the Exercise Price of this Warrant, as adjusted; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(d)  For the purposes of this Agreement, the following definitions shall apply:

(i) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(ii) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

(iii) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(e)  Notwithstanding anything to the contrary contained herein, unless the Holder otherwise notifies the Company, this Warrant shall be deemed to be automatically exercised using the “cashless exercise” method pursuant to Section 3(c) (regardless of whether there is an effective Registration Statement on Form S-1 or Form S-3 or similar form registering, or a current prospectus available for, the issuance of the Warrant Shares) immediately prior to the time on the Expiration Date at which this Warrant ceases to be exercisable; provided however, that in the event that the cashless exercise formula set forth in Section 3(c) yields a result that is less than or equal to zero, then the unexercised portion of this Warrant shall automatically terminate and become void.

4.  Delivery of Warrant Shares.

(a)  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. If the Holder provides or previously provided the necessary account information to the Company, and if there is an effective Registration Statement on Form S-1 or Form S-3 (or similar form) registering the resale of the Warrants Shares by the Holder or the Warrant Shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), then the Company shall issue and deliver such Warrant Shares in a balance account of the Holder with the Depository Trust Company through its Deposit Withdrawal Agent Commission System. The Holder, or any person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions if there is an effective Registration Statement on Form S-1 or Form S-3 (or similar form) registering the resale of the Warrants Shares by the Holder or the Warrant Shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144 of the Securities Act.

(b)  This Warrant is exercisable on or after December 3, 2008, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)  In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise), or the Holder’s broker purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares that the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall, promptly (and in any event not later than three Trading Days after the Holder’s request) and in the Holder’s discretion, either (i) pay cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing Warrant Shares in number equal to the Common Stock purchased and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock purchased, times (B) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, the Company shall be required to pay the Holder $1,000 and deliver to the Holder a certificate or certificates representing Warrant Shares in number equal to the Common Stock purchased.

(d)  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 4(a) by the third Trading Day after the date on which delivery of the stock certificate is required pursuant to Section 4(a), then the Holder will have the right to rescind such exercise.

5.  Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.  Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 7). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

7.  Certain Adjustments.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(c)  Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation, merger, or sale of all or substantially all of its assets involving the Company or any tender offer or exchange offer of more than 50% of the Company’s outstanding capital stock in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 7(a) or 7(d)) (collectively, a “Reorganization”), then, following such Reorganization, upon any subsequent exercise of this Warrant the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Reorganization, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring entity or of the Company, if it is the surviving entity, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such Reorganization by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Reorganization, and the Company shall in good faith apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Reorganization, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Reorganization. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Reorganization shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Reorganization is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction(s) analogous to a Reorganization.

(d)  Adjustments for Other Dividends and Distributions. If the Company, at any time while this Warrant is outstanding, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 7 with respect to the rights of the Holder.

(e)  Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based; provided, in each case that such information shall be made known to the public through a press release, filing with the Commission, or other public announcement prior to or in conjunction with such notice being provided to the Holder, and provided further that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder (but in any event not later than 10 days thereafter).

(g)  Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits, stockholder approval for any merger, sale or similar transaction pursuant to which Common Stock is converted or exchanged for cash, securities or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

8.  Payment of Exercise Price. The Holder shall pay the Exercise Price in cash in immediately available funds or by means of a “cashless exercise” as described herein.

9.  Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

10.  Reservation and Registration.

(a) The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common stock of the Company as shall then be issuable upon the exercise of this Warrant. The Company covenants that all Warrant Shares which shall be so issuable upon exercise of this Warrant shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

(b) The Company agrees to register the Warrant Shares for resale under the Securities Act on the terms and subject to the conditions set forth in the Investors’ Rights Agreement between the Company and the Holder, dated as of the date hereof.

11.  Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (a) when hand delivered to the other party; (b) three business days after deposit in the U.S. mail with registered mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. The address for such notices or communications shall be as set forth on Schedule I hereto, as may be updated from time to time by providing notice pursuant to this Section 11.

12.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Company’s Warrant Register.

13.  Loss, Theft or Destruction of Warrant. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed, then a replacement Warrant, identical in all respects to the original Warrant (except for any adjustment pursuant hereto to the Exercise Price or number of Warrant Shares issuable hereunder, if different from the numbers shown on the original Warrant) shall be delivered to the Holder by the Company, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection with such Warrant.

14.  Miscellaneous.

(a)  Subject to the restrictions of transfer set forth on the first page hereof, this Warrant may be assigned by the Holder. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)  The terms of this Warrant may be amended, modified or waived only with the written consent of the party against which enforcement of the same is sought.

(c)  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(d)  Governing Law. the corporate laws of the state of incorporation of the Company shall govern all issues concerning the relative rights of the company and its stockholders. all questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of california.

(e)  If the Company fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(f)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(g)  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GOFISH CORPORATION

By:
Name:
Title:

Schedule I

ADDRESSES FOR NOTICES

If to the Company:

GoFish Corporation
706 Mission Street
San Francisco, CA 94103
Attention: General Counsel
Facsimile: (415) 978-3020

with a copy to (which shall not constitute notice)

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: John W. Campbell
Facsimile: (415) 268-7522

If to the Holder:

[                              ]

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: GoFish Corporation

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by GoFish Corporation, a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant (in cash or by means of a “cashless exercise”).

4.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ______________, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of GoFish Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of GoFish Corporation with full power of substitution in the premises.

Dated: ______________, _____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: